Exhibit 77 Q1
 Exhibits

AMENDMENT 11
TO THE RESTATED
 AND AMENDED
DECLARATION OF TRUST
FEDERATED
 MANAGED
ALLOCATION PORTFOLIOS

Dated May 19 2000

	This
Declaration of
Trust is amended
 as follows

      Strike
the first paragraph
of Section 5 of
 Article III from
the Declaration of Trust
and substitute in
its place the following

	Section 5
Establishment and
Designation of Series
 or Class  Without
limiting
the authority of the
 Trustees set forth
in Article XII
Section 8 inter
alia to
establish and
designate any
additional Series
or Class or to
modify the rights
 and
preferences of
any existing Series
or Class the Series
 and Classes of the
Trust are
established and
 designated as

Federated Balanced
 Allocation Fund
Class A Shares
Class B Shares
Class C Shares
Federated Target
 ETF Fund 2015
Class A Shares
Class K Shares
Institutional Shares
Federated Target ETF
 Fund 2025
Class A Shares
Class K Shares
Institutional Shares
Federated Target ETF
Fund 2035
Class A Shares
Class K Shares
Institutional
Shares

	The undersigned
hereby certify that the
 above stated Amendment
is a true and correct
Amendment to the
Declaration of Trust
as
adopted by the Board
of Trustees at a
meeting on the 17th
day of
May 2007 to become
effective on
 October 26 2007



	WITNESS
the due execution

hereof this 17th
day of May 2007

s John F Donahue

s Peter E Madden
John F Donahue
Peter E Madden

s Thomas G Bigley

s Charles F Mansfield Jr
Thomas G Bigley
Charles F Mansfield Jr

s John T Conroy Jr
s John E Murray Jr
John T Conroy Jr
John E Murray Jr

s Nicholas P Constantakis
s Thomas M ONeill
Nicholas P Constantakis
Thomas M ONeill

s John F Cunningham
s Marjorie P Smuts
John F Cunningham
Marjorie P Smuts

s J Christopher Donahue
s John S Walsh
J Christopher Donahue
John S Walsh

s Lawrence D Ellis MD
s James F Will
Lawrence D Ellis MD
James F Will